EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

At Hall, Kinion & Associates, Inc.
Investor Contact:
Martin Kropelnicki
Vice President & CFO
(415) 925-8700

HALL KINION ANNOUNCES PRELIMINARY FINANCIAL RESULTS
FOR FIRST QUARTER 2002

San Jose, CA—April 15, 2002—Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), The Talent Source®, announced today preliminary financial results for the first quarter ending March 31, 2002.

Based on preliminary estimates, Hall Kinion expects total revenues to be in the range of $23 to $25 million. The company expects an earnings loss of $0.19 to $0.22 per share.

“Looking at this past quarter’s results, we are beginning to see signs of a recovery,” stated Brenda Rhodes, CEO of Hall Kinion. “Overall, we have seen three positive signs this quarter. First, our contract starts have increased month over month since December. Second, we have seen a slight up-tick in our overall daily revenue and third, client activity is increasing. We are also pleased with the results of our vertical market strategy. Approximately twenty-two percent of our total placements for the quarter were in these new markets.”

Hall Kinion also announced today that it will be broadcasting its conference call live via the Internet on Tuesday, April 30, 2002, to discuss first quarter financial results. The conference call will begin at 8:00 a.m. PDT/ 11:00 a.m. EDT and will last for approximately one hour.

Investors have the opportunity to listen to the conference call live on the company’s Web site at http://www.hallkinion.com under Investor Relations—by clicking on the Web cast icon. Investors should go to the Web site a few minutes early, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Media Player icon and follow directions from there.

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To access the call by telephone, please dial (703) 871-3077 or (800) 952-4707 at least five minutes prior to start time to participate on the call. A replay of the conference call will be available through the company’s Web site for 90 days or via phone at (703) 925-2435 or (888) 266-2086, passcode #5940325 through May 7, 2002.

A news release outlining the first quarter financial results will be issued at approximately 5:00a.m. PDT/ 8:00 a.m. EDT on April 30. The press release will also be available on Hall Kinion’s Web site.

About Hall Kinion

Hall Kinion, (NASDAQ: HAKI), delivers world-class talent on a contract and permanent basis to leading technology sectors and companies around the globe. The company finds, evaluates and places professionals in more than 15 critical industries including: Technology, Finance, Medical & Healthcare, Energy and Government. Founded in 1991, Hall Kinion’s client roster includes more than 2,500 companies including many of the world’s most prominent technology innovators such as Compaq, AT&T Wireless and IBM. . The company currently operates 31 offices in 20 major technology centers in the United States and abroad. Visit us today at www.hallkinion.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion’s expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the rate of hiring and productivity of sales and sales support personnel; the availability of qualified IT professionals; changes in the relative mix between contract services and permanent placement services; changes in the pricing of Hall Kinion’s services; the timing and rate of entrance into new geographic markets and the addition of offices; the structure and timing of acquisitions, changes in demand for IT professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion’s Report on Form 10-K for the year ended December 30, 2001 and other filings made with the Securities & Exchange Commission.

Hall Kinion’s World Wide Web site is located at http://www.hallkinion.com.

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